As filed with the Securities and Exchange Commission on June 25, 2003
                                                             File No. 333-98529
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                AMENDMENT NO. 1

                                      TO

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ___________________

                                  ZiLOG, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                        13-3092996
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                                532 Race Street
                          San Jose, California 95126
   Address, Including Zip Code, of Registrant's Principal Executive Offices
                              ___________________

             Registrant's telephone number, including area code:

                                 408-558-8500
                              ___________________

                                  Copies to:

          James M. Thorburn                                 Thomas J. Ivey, Esq.
Chairman and Chief Executive Officer              Skadden, Arps, Slate, Meagher & Flom LLP
             ZiLOG, Inc.                                   525 University Avenue
           532 Race Street                              Palo Alto, California 94301
     San Jose, California 95126

                              ___________________

       Securities to be registered pursuant to Section 12(b) of the Act:

                                Not Applicable

Title of Each Class                             Name of Each Exchange on Which
To Be So Registered                              Each Class To Be Registered


       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 per share par value
                               (Title of Class)




                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Business.

         Information required by this Item is hereby incorporated by reference to the section titled "Business" of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on August 22, 2002 and amended on November 5, 2002, April 15, 2003, June 9, 2003, June 20, 2003 and June 25, 2003 and as may be amended from time to time prior to the date it is declared effective (the "Form S-1 Registration Statement") and filed as exhibit 99.1 hereto.

Item 2.           Financial Information.

         Information required by this Item is hereby incorporated by reference to the sections titled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in the Form S-1 Registration Statement.

Item 3.           Properties.

         Information required by this Item is hereby incorporated by reference to the section titled "Properties" of the Form S-1 Registration Statement.

Item 4.           Security Ownership of Certain Beneficial Owners and
                  Management.

         Information required by this Item is hereby incorporated by reference to the section titled "Principal Stockholders" of the Form S-1 Registration Statement.

Item 5.           Directors and Executive Officers.

         Information required by this Item is hereby incorporated by reference to the section titled "Management" of the Form S-1 Registration Statement.

Item 6.           Executive Compensation.

         Information required by this Item is hereby incorporated by reference to the section titled "Management" of the Form S-1 Registration Statement.

Item 7.           Certain Relationships and Related Transactions.

         Information required by this Item is hereby incorporated by reference to the section titled "Related Party Transactions" of the Form S-1 Registration Statement.

Item 8.           Legal Proceedings.

         Information required by this Item is hereby incorporated by reference to the section titled "Legal Proceedings" of the Form S-1 Registration Statement.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

         Information required by this Item is hereby incorporated by reference to Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on April 1, 2003 and filed as exhibit 99.2 hereto.

Item 10.          Recent Sales of Unregistered Securities.

         Information required by this Item is hereby incorporated by reference to Item 15 of the Form S-1 Registration Statement.

Item 11.          Description of Registrant's Securities to be Registered.

         Information required by this Item is hereby incorporated by reference to the section titled "Description of Capital Stock" of the Form S-1 Registration Statement.

Item 12.          Indemnification of Directors and Officers.

         Information required by this Item is hereby incorporated by reference to Item 14 of the Form S-1 Registration Statement.

Item 13.          Financial Statements and Supplementary Data.

         Information required by this Item is hereby incorporated by reference to the sections titled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in the Form S-1 Registration Statement.

Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

         Information required by this Item is hereby incorporated by reference to the section titled "Change in Accountants" of the Form S-1 Registration Statement.

Item 15.          Financial Statements and Exhibits.

         (a) Financial Statements. See Item 13 above.

         (b) Exhibits. The exhibits listed in the accompanying index to exhibits are incorporated by reference as a part of this registration statement.


                                  SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ZILOG INC.


                                   By:  /s/ James Thorburn
                                           James Thorburn
                                           Chairman and Chief Executive Officer

                                   Date:  June 25, 2003




                                 EXHIBIT INDEX

    Exhibit
    Number                            Description
   --------      --------------------------------------------------------------
    2.1 (a)      Joint Reorganization Plan, as confirmed by order of the U.S.
                 Bankruptcy Court for the Northern District of California,
                 dated April 30, 2002.
    3.1 (b)      Amended and Restated Certificate of Incorporation of
                 ZiLOG, Inc.
    3.2 (b)      Amended and Restated Bylaws of ZiLOG, Inc.
    4.1 (i)      Form of common stock certificate.
    4.2 (b)      ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan.
    4.3 (c)      Form of Restricted Stock Purchase Agreement
    4.4 (c)      Form of Non-Qualified EBITDA-Linked Option Grant Agreement
    4.5 (c)      Form of Non-Qualified Non-EBITDA-Linked Option Grant Agreement
    4.6 (i)      Warrant to Purchase shares of Common Stock in ZiLOG, Inc., dated January 20, 2003, between Future Electronics, Inc. and
                 ZiLOG, Inc.
    5.1 (i)      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
   10.1 (d)      Contract of Lease, dated March 22, 1979, by and between ZiLOG
                 Philippines, Inc. and Fruehauf
                 Electronics Phils. Corporation
   10.2 (e)      Distributor Agreement, dated February 2, 2000 by and between
                 Pioneer-Standard Electronics, Inc. and ZiLOG, Inc.
   10.3 (f)      Lease, dated as of December 21, 2001, between ZiLOG, Inc.
                 and the Sobrato Group.
   10.4 (g)      Employment Agreement, dated as of January 7, 2002, between
                 ZiLOG, Inc. and James M. Thorburn.
   10.5 (g)      Non-Solicitation and Non-Hire Agreement, dated as of January
                 28, 2002, between ZiLOG, Inc. and TPG Partners II, L.P.
   10.6 (g)      Mutual Release Agreement, dated as of January 28, 2002,
                 between ZiLOG, Inc., ZiLOG-MOD III, Inc. and TPG Partners II,
                 L.P.
   10.7 (g)      Tax Agreement, dated January 28, 2002, between ZiLOG, Inc. and
                 TPG Partners II, L.P.
   10.8 (c)      Employment Agreement, dated April 9, 2002, between ZiLOG, Inc.
                 and Gerald Corvino.
   10.9 (c)      Employment Agreement, dated April 9, 2002, between ZiLOG, Inc.
                 and Perry Grace.
   10.10 (c)     Employment Agreement, dated April 9, 2002, between ZiLOG, Inc.
                 and Daniel M. Jochnowitz.
   10.11 (c)     Financing Agreement, dated May 13, 2002, between CIT Financing and ZiLOG, Inc.
   10.12 (c)     Contribution Agreement, dated May 13, 2002, between ZiLOG,
                 Inc. and ZiLOG-MOD III, Inc.
   10.13 (e)     Services Agreement, dated May 13, 2002, between ZiLOG Inc.
                 and ZiLOG-MOD III, Inc.
   10.14 (g)     Form of Mutual Release.
   10.15 (c)     Employment Agreement, dated May 14, 2002, between ZiLOG, Inc.
                 and Michael D. Burger.
   10.16 (c)     Employment Agreement, dated May 14, 2002, between ZiLOG, Inc.
                 and Thomas Vanderheyden.
   10.17 (c)     Employment Agreement, dated May 14, 2002, between ZiLOG, Inc.
                 and Norman G. Sheridan.
   10.18 (c)     Consulting Agreement, dated May 17, 2002, between ZiLOG, Inc.
                 and Federico Faggin.
   10.19 (c)     Amendment Number 1 to Employment Agreement, dated May 23,
                 2002, between ZiLOG, Inc. and James M. Thorburn.
   10.20 (i)     Distributor Agreement, dated October 23, 2002, between
                 ZiLOG, Inc. and Future Electronics, Inc.
   10.21 (i)     Form of Full-Recourse Promissory Note.
   10.22 (i)     Form of Stock Pledge Agreement.
   10.23 (i)     Letter Agreement between ZiLOG, Inc. and Gerald Corvino dated
                 October 21, 2002.
   16.1 (h)      Letter re:  Change in Certifying Accountant.
   21.1 (i)      Subsidiaries of ZiLOG, Inc.
   99.1          Registration Statement of Form S-1 (File No. 333-98529), filed with the Commission on August 22, 2002, as amended on November
                 5, 2002, April 15, 2003, June 9, 2003, June 20, 2003 and
                 June 25, 2003.
   99.2          Annual Report on Form 10-K (File No. 001-13748), filed with the Commission on April 1, 2003.

(a) Incorporated herein by reference to Exhibit 99.1 to the Company's current report on Form 8-K filed with the Commission on May 15, 2002.
(b) Incorporated herein by reference to the item of the same name filed as an exhibit to the Company's registration statement on Form S-8 (File No. 333-88416) filed with the Commission on May 15, 2002.
(c) Incorporated herein by reference to the item of the same name filed as an exhibit to the Company's quarterly report filed with the Commission on August 16, 2002.
(d) Incorporated herein by reference to the item of the same name filed as an exhibit to the Company's registration statement on Form S-4 (File No. 333-51203) declared effective by the Commission on July 8, 1998.
(e) Incorporated herein by reference to the item of the same name filed as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.
(f) Incorporated by reference to the item of the same name filed as an exhibit to the Form S-1 Registration Statement.
(g) Incorporated by reference to the item of the same name filed as an exhibit to the Company's current report filed on Form 8-K with the Commission on January 30, 2002.
(h) Incorporated by reference to the item of the same name filed as an exhibit to the Company's current report filed on Form 8-K with the Commission on December 28, 2001.
(i) Incorporated by reference to the item of the same name filed as an exhibit to the Form S-1 Registration Statement.